Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hyperion Therapeutics, Inc. of our report dated February 22, 2013 relating to the consolidated financial statements, which appears in Hyperion Therapeutics, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

January 31, 2014